Exhibit 99.1

News Release

One Centerpointe Drive, Ste. 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: October 4, 2017, 6:00 a.m. EDT	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Public Relations
Ph: 503-684-7000

Greenbrier Announces Orders for 3,900 Railcars;

Expects to Exceed Diluted EPS Guidance for Recently-Completed Fiscal 2017

~ High-quality, diverse backlog provides visibility for 2018 and beyond ~

~ Stronger revenue in fiscal 2018 will drive higher EPS than in 2017 ~

Lake Oswego, Oregon, October 4, 2017 – The Greenbrier Companies, Inc. (NYSE: GBX) today announced new orders during its fourth quarter ended August 31, 2017 totaling 2,500 railcar units valued at $200 million. Subsequent to quarter end, orders for another 1,400 units were received, valued at $120 million. This signals a strong start to Greenbrier’s fiscal 2018 and brings total orders received since May 31, 2017 to 3,900 units. Greenbrier also reported it expects to exceed previously announced diluted EPS guidance of $3.45 to $3.65 for the fiscal year ended August 31, 2017 (excluding expected moderate non-cash impairment charges related to Greenbrier’s interest in GBW Railcar Services). Orders announced today comprise a broad range of railcar types including double-stack intermodal units, covered hoppers for carrying a variety of products, automotive-carrying railcars, and tank cars.

William A. Furman, Chairman and CEO said, “Order activity in the fourth quarter and early fiscal 2018 demonstrates the benefit of focusing on core North American business while we continue to gain traction internationally. More than 25% of orders announced today originated from markets outside North America. Greenbrier’s strategy remains to sustain our foundational North American business while we simultaneously expand our international presence. This strategy is helping to significantly grow Greenbrier’s global market opportunity, bringing greater balance through the peaks and valleys of the economic cycle.”

Furman continued, “In fiscal 2017, Greenbrier received orders for over 16,500 railcars in North America, Europe and Brazil valued at $1.5 billion. The number and value of railcars ordered in fiscal 2017 was more than double fiscal 2016. This strong order activity contributed to our already diverse and high-quality backlog, providing visibility for fiscal 2018 and beyond. Our backlog, combined with the order activity in the first month of the fiscal year, gives us continued confidence in current operating expectations. While markets remain competitive, we expect EPS growth in fiscal 2018 to be driven by higher revenue and deliveries from domestic and foreign markets, broadening product lines, access to new global customers, and creative transactions like our recent multi-year agreement with Mitsubishi UFJ Lease & Finance.”

Greenbrier expects to announce fiscal 2017 earnings and provide additional fiscal 2018 guidance on Friday, October 27. Certain orders in this release are subject to customary documentation and completion of terms.

-More-

Greenbrier Announces Orders for 3,900 Railcars . . . (Cont.)	Page 2

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland and Romania that serves customers across Europe and in the Middle East. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of wheel services, parts, railcar management & regulatory compliance services and leasing services to railroads and related transportation industries in North America. Greenbrier offers freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other unconsolidated joint ventures, we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 9,000 railcars and performs management services for 267,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2017, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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